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                                                                    Exhibit 23.1


                       Consent of Independent Accountants


         As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 2, 2001 in the Annual Report on Form 10-K for the year ending May 31, 2001, in RPM, Inc.'s Registration Statements on Form S-3 (333-19305, acquisition of Marson Automotive Division, and 333-51371 acquisition of The Flecto Company, Inc.) and Registration Statements on Form S-8 (Reg. Nos. 33-32794, 1989 Stock Option Plan and 333-35967 and 333-60104, 1996 Stock Option Plan).


                                           /s/ Ciulla, Smith & Dale LLP
                                          ------------------------------
                                          Ciulla, Smith & Dale, LLP



August 28, 2001